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                                 EXHIBIT 99.1

                                 BANK ATLANTA
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint James B. Hendry, Jr. and William E. Zachary, Jr. and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Bank Atlanta common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Bank Atlanta, to be held at the main office of Bank Atlanta at 1221 Clairmont Road, Decatur, Georgia 30030, at 4:30 p.m. local time, on August __, 1999, and at any adjournment thereof.

                                   PROPOSAL

Proposal to: approve the Agreement and Plan of Reorganization, dated May 20, 1999 between Premier Bancshares, Inc. ("Premier") PMB Acquisition Corp. II, ("PMB") and Bank Atlanta and to approve the merger pursuant to which PMB will be merged with and into Bank Atlanta. Bank Atlanta will be operated as a wholly owned subsidiary of Premier following the merger, and each issued and outstanding share of Bank Atlanta common stock will be converted into the right to receive 1.25 shares of Premier common stock, subject to possible adjustment as described in the accompanying proxy statement/prospectus.


[_] FOR       [_] AGAINST      [_] ABSTAIN


     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

     This proxy, when properly executed, duly returned and not revoked will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                    Signature(s)

                                    ____________________________________________

                                    ____________________________________________

                                    Dated:  ________________________, 1999

                                    NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.